EXHIBIT 16.1

March 24, 2016

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: IDdriven, Inc. (fka TIXFI Inc.)

We have read the statements of IDdriven, Inc. (fka TIXFI Inc.)pertaining to our firm included under Item 4.01 of Form 8-K dated March 24, 2016 and agree with such statements as they pertain to our firm.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, Utah